UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015 (January 22, 2015)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 22, 2015, Grant Thornton LLP (“Grant Thornton”) resigned as the independent registered public accounting firm for American Realty Capital New York City REIT, Inc. (the “Company”). Grant Thornton’s resignation was accepted by the Company’s audit committee.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for the period from December 19, 2013 to January 2, 2014 and for the period from December 19, 2013 to December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in December 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a copy of the letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements. A copy of the letter from Grant Thornton is attached as Exhibit 16.1 to this Form 8-K.

The Company is presently in discussions with several accounting firms to replace Grant Thornton as its independent registered public accounting firm for the fiscal year ending December 31, 2014. The Company will promptly file a Current Report on Form 8-K when the retention of a replacement accounting firm has been completed.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: January 28, 2015	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer